Exhibit 10.1

SECOND AMENDED AND RESTATED
MANAGEMENT SERVICES AGREEMENT
BY AND AMONG
CANNAE HOLDINGS, INC.,
CANNAE HOLDINGS, LLC
AND
TRASIMENE CAPITAL MANAGEMENT, LLC
Amended and Restated
Effective as of September 30, 2023
Originally effective as of September 1, 2019

TABLE OF CONTENTS
                                        Page
Article I    DEFINITIONS                            1
Section 1.1.    Definitions                                 1
Article II    APPOINTMENT OF THE MANAGER; TERM            6
Section 2.1.    Appointment                             6
Section 2.2.    Term                                 7
Article III    OBLIGATIONS OF THE PARTIES                    7
Section 3.1.    Obligations of the Manager                     7
Section 3.2.    Obligations of Cannae Inc.                     9
Section 3.3.    Business Opportunities                         9
Section 3.4.    Change of Services                         10
Article IV    POWERS OF THE MANAGER                    10
Section 4.1.    Powers of the Manager                         10
Section 4.2.    Delegation                                 11
Article V    INSPECTION OF RECORDS                    11
Section 5.1.    Books and Records of Cannae Inc.                 11
Section 5.2.    Books and Records of the Manager                 11
Article VI    AUTHORITY OF CANNAE INC. AND THE MANAGER        12
Article VII    MANAGEMENT FEE; EXPENSES                    12
Section 7.1.    Management Fee                             12
Section 7.2.    Reimbursement of Expenses                     14
Article VIII    TERMINATION                            16
Section 8.1.    Termination by the Manager                     16
Section 8.2.    Termination by Cannae Inc.                     17
Section 8.3.    Directions                                 17
Section 8.4.    Payments Upon Termination                     17
Section 8.5.    Change in Control of Cannae Inc.                     18
Article IX    INDEMNITY                                18
Section 9.1.    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of Cannae Inc.                        18

Section 9.2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of Cannae Inc.                                19
Section 9.3.    Authorization of Indemnification                     19
Section 9.4.    Good Faith Defined                         19
Section 9.5.    Indemnification by a Court                     20
Section 9.6.    Expenses Payable in Advance                     20
Section 9.7.    Nonexclusivity of Indemnification and Advancement of Expenses 20
Section 9.8.    Insurance                                 20
Section 9.9.    Survival of Indemnification and Advancement of Expenses     20
Section 9.10.    Secondary Indemnification                     21
Article X    LIMITATION OF LIABILITY OF THE MANAGER        21
Section 10.1.    Limitation of Liability                         21
Section 10.2.    Reliance of Manager                         21
Article XI    LEGAL ACTIONS                            22
Section 11.1.    Third Party Claims                         22
Article XII    MISCELLANEOUS                            22
Section 12.1.    Obligation of Good Faith; No Fiduciary Duties             22
Section 12.2.    Binding Effect                             22
Section 12.3.    Compliance                             23
Section 12.4.    Effect of Termination                         23
Section 12.5.    Notices                                 23
Section 12.6.    Headings                                 24
Section 12.7.    Applicable Law                             24
Section 12.8.    Submission to Jurisdiction; Waiver of Jury Trial             24
Section 12.9.    Amendment; Waivers                         25
Section 12.10.    Remedies to Prevailing Party                     25
Section 12.11.    Severability                             25
Section 12.12.    Benefits Only to Parties                         25
Section 12.13.    Further Assurances                         26
Section 12.14.    No Strict Construction                         26
Section 12.15.    Entire Agreement                             26
Section 12.16.    Assignment                             26
Section 12.17.    Confidentiality                             26
Section 12.18.    Counterparts                             27

THIS SECOND AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of September 30, 2023, by and between Cannae Holdings, Inc., a Delaware corporation (“Cannae Inc.”), Cannae Holdings, LLC, a Delaware limited liability company (“Cannae LLC”), and Trasimene Capital Management, LLC, a Delaware limited liability company (the “Manager”). Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties.”
WHEREAS, the Parties entered into that certain Management Services Agreement dated as of August 27, 2019, as amended on January 27, 2021, and as further amended on August 4, 2021 (the “Original MSA”), pursuant to which the Manager agreed to provide certain management services to Cannae Inc. and the Subsidiaries;
WHEREAS, the Parties desire to amend and restate the Original MSA in its entirety as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the Parties hereto agree that the Original MSA is hereby amended and restated in its entirety as follows:
ARTICLE I

DEFINITIONS

Section 1.1Definitions. Except as otherwise noted, for all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, which meanings shall apply equally to the singular and plural forms of the terms so defined and the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Adjusted Management Fee” has the meaning set forth in Section 7.1(c) hereof.
“Adjustment Date” has the meaning set forth in Section 7.1(c) hereof.
“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member, manager or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general members, or Persons exercising similar authority with respect to such Person.
“Agreement” has the meaning set forth in the preamble of this Agreement.

“Automatic Renewal Term” has the meaning set forth in Section 2.2 hereof.
“Board” means the board of directors of Cannae Inc.
“Built-In Gain” has the meaning set forth in the LLC Agreement.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.
“Cannae Inc.” has the meaning set forth in the preamble of this Agreement.
“Cannae LLC” has the meaning set forth in the preamble of this Agreement.
“Calculation Date” means, with respect to any Fiscal Quarter, the last day of such Fiscal Quarter.
“Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:
(a) an acquisition immediately after which any Person possesses direct or indirect beneficial ownership of 50% or more of either the then outstanding shares of common stock of Cannae Inc. or the combined voting power of the then outstanding voting securities of Cannae Inc. entitled to vote generally in the election of directors (the “Outstanding Cannae Voting Securities”); provided that the following acquisitions shall be excluded: (i) any acquisition directly from Cannae Inc., other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Cannae Inc., (ii) any acquisition by Cannae Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Cannae Inc. or any Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this definition; or
(b) during any period of two (2) consecutive years, the individuals who, as of the beginning of such period, constitute the Board (for purposes of this definition, such Board shall be referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the stockholders of Cannae Inc., was approved by a vote of at least two-thirds (2/3) of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of Cannae Inc. (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals and entities who have beneficial ownership, respectively, of the outstanding shares of common stock of Cannae Inc. and Outstanding Cannae Voting Securities immediately prior to such Corporate Transaction will have beneficial ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, Cannae Inc. or a corporation that as a result of such transaction owns Cannae Inc. or all or substantially all of Cannae Inc.’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding shares of common stock of Cannae Inc. and Outstanding Cannae Voting Securities, as the case may be; (ii) no Person (other than (1) Cannae Inc., (2) an employee benefit plan (or related trust) sponsored or maintained by Cannae Inc. or Resulting Corporation, or (3) any entity controlled by Cannae Inc. or Resulting Corporation) will have beneficial ownership, directly or indirectly, of 50% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or
(d) the approval by the stockholders of Cannae Inc. of a complete liquidation or dissolution of Cannae Inc.
“Chief Financial Officer” means the Chief Financial Officer of Cannae Inc., including any interim Chief Financial Officer.
“Cost of Invested Capital” means the aggregate value of Cannae Inc.’s cash investment in each Portfolio Company as reflected on the books and records of Cannae Inc. and calculated in accordance with Cannae Inc.’s valuation policies.
The Cost of Invested Capital will automatically be increased by the amount of any additional cash investments in the Portfolio Companies made after the Effective Date and decreased pro rata by distributions or other liquidity events.  The Cost of Invested Capital for new Portfolio Companies shall equal Cannae Inc.’s basis in such new Portfolio Company when acquired.
“Effective Date” means September 30, 2023.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expenses” has the meaning set forth in Section 7.2(a) hereof.

“Federal Securities Laws” means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act and the rules and regulations promulgated thereunder.
“Final Management Fee” has the meaning set forth in Section 7.1(b) hereof.
“Fiscal Quarter” means Cannae Inc.’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.
“Fiscal Year” means Cannae Inc.’s fiscal year for purposes of reporting its income for federal income tax purposes.
“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.
“Gross Carry Amount” has the meaning set forth in the LLC Agreement.
“Incur” means, with respect to any Indebtedness or other obligation of a Person, to create, issue, acquire (by conversion, exchange or otherwise), assume, suffer, guarantee or otherwise become liable in respect of such Indebtedness or other obligation.
“Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or that is otherwise its legal liability, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.
“Initial Term” has the meaning set forth in Section 2.2 hereof.
“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investments” means investments of Cannae Inc. and the Subsidiaries.
“LLC Agreement” means the Amended and Restated Operating Agreement of Cannae Holdings, LLC, including all exhibits and schedules attached thereto, as may be amended, revised, supplemented or otherwise modified from time to time.

“Management Fee” has the meaning set forth in Section 7.1(a) hereof.
“Management Fee Payment Date” means, with respect to any Calculation Date, the date that is ten (10) Business Days following the receipt by Cannae Inc. and Cannae LLC of the calculation of the Management Fee from the MSA Administrator with respect to such Calculation Date.
“Manager” has the meaning set forth in the preamble of this Agreement.
“Manager Indemnitee” has the meaning set forth in Section 9.1 hereof.
“Manager Termination Notice” has the meaning set forth in Section 8.1 hereof.
“MSA Administrator” means, as of any Calculation Date, (i) for so long as this Agreement remains in full force and effect as of such Calculation Date, the Manager, and (ii) thereafter, the Chief Financial Officer.
“Ordinary Course of Business” means, with respect to any Person, an action taken by such Person if such action is (i) consistent with the past practices of such Person and is taken in the normal day-to-day business or operations of such Person and (ii) which is not required to be specifically authorized or approved by the board of directors of such Person.
“Original MSA” has the meaning set forth in the preamble of this Agreement.
“Over-Paid Management Fees” means, as of any Calculation Date, the amount by which (i) Adjusted Management Fees that were actually paid on all Management Fee Payment Dates preceding such Calculation Date, exceeded (ii) Adjusted Management Fees that were actually due and payable by Cannae LLC on all such Management Fee Payment Dates, as determined by the MSA Administrator upon availability of Cannae Inc.’s final consolidated financial statements in accordance with Section 7.1(e); provided, that such amount shall not be less than zero.
“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.
“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an estate, a nominee, an unincorporated organization or a government or any department or agency or political subdivision thereof.
“Portfolio Company,” individually or, collectively, “Portfolio Companies,” means each of the portfolio companies of Cannae Inc. as reflected on the books and records of Cannae Inc. (other than Wine Direct, Inc. and Ceridian HCM Holding Inc.) and any new portfolio company acquired by Cannae, Inc. or any of the Subsidiaries after the Effective Date.
“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.
“Services” has the meaning set forth in Section 3.1(b) hereof.
“Subsidiary” means, with respect to Cannae Inc., any other Person in which Cannae Inc., directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.
“Termination Date” has the meaning set forth in Section 8.3 hereof.
“Termination Fee Prior to a Change in Control” means, as of the Termination Date, the amount equal to the sum of (a) $20,000,000 plus (b) the Gross Carry Amount on the Built-In Gain as of such Termination Date.
“Termination Fee Following a Change in Control” means, as of the Termination Date, the amount equal to the sum of (a) $40,000,000 plus (b) the Gross Carry Amount on the Built-In Gain as of such Termination Date.
“Termination Notice” has the meaning set forth in Section 8.3 hereof.
“Under-Paid Management Fees” means, as of any Calculation Date, the amount by which (i) Adjusted Management Fees that were actually due and payable by Cannae Inc. on all Management Fee Payment Dates preceding such Calculation Date, as determined by the MSA Administrator upon availability of Cannae Inc.’s final consolidated financial statements in accordance with in Section 7.1(e) exceeded (ii) Adjusted Management Fees that were actually paid on all such Management Fee Payment Dates; provided, that such amount shall not be less than zero.
ARTICLE II

APPOINTMENT OF THE MANAGER; TERM

    Section 2.1     Appointment. Cannae Inc. and Cannae LLC hereby agree to, and hereby do, appoint the Manager to perform the Services as set forth in Section 3.1 hereof and in accordance with the terms of this Agreement.

    Section 2.2     Term. This Agreement is effective as of the Effective Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the fifth (5th) anniversary of the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless terminated in accordance with the terms hereof.

ARTICLE III

OBLIGATIONS OF THE PARTIES

    Section 3.1    Obligations of the Manager.

(a)Subject to the oversight and supervision of the Board and the terms and conditions of this Agreement, the Manager shall during the term of this Agreement (including any Automatic Renewal Term) (i) perform the Services as set forth in Section 3.1(b) below and (ii) comply with the provisions of the LLC Agreement, as amended from time to time, and the operational objectives and business plans of Cannae Inc. in existence from time to time. Cannae Inc. shall promptly provide the Manager with all amendments to the LLC Agreement and all stated operational objectives and business plans of Cannae Inc. (and the Subsidiaries, as applicable) approved by the Board and any other available information reasonably requested by the Manager.

(b)Subject to Article VII, the Manager agrees and covenants that it shall perform the following services (as may be modified from time to time pursuant to Section 3.4 hereof, the “Services”):

(i)manage Cannae Inc.’s and the Subsidiaries’ day-to-day business and operations, including assisting Cannae Inc. and the Subsidiaries in complying with all regulatory requirements applicable to Cannae Inc. and the Subsidiaries in respect of Cannae Inc.’s and the Subsidiaries’ business activities;
(ii)evaluate the financial and operational performance of any of the Subsidiaries, including monitoring the business and operations thereof, and the financial performance of any of Cannae Inc.’s or the Subsidiaries’ other assets;
(iii)provide, as determined necessary by the Manager and in accordance with the terms and conditions of this Agreement and the LLC Agreement, a management team to serve as executive officers of Cannae Inc. and the Subsidiaries or as members of the Board; and
(iv)subject to the other provisions of this Agreement, perform any other services for and on behalf of Cannae Inc. and the Subsidiaries to the extent that such services are consistent with those that are customarily performed by the executive officers and employees of a publicly listed company.

The foregoing Services shall include, but are not limited to, the following: (1) establishing and maintaining books and records of Cannae Inc. and the Subsidiaries in accordance with customary practice and GAAP; (2) recommend to the Board changes or other modifications in the capital structure of Cannae Inc. or the Subsidiaries, including repurchases; (3) recommend to the Board the engagement of or, if approval is not otherwise required hereunder, engage agents, consultants or other third party service providers to Cannae Inc. and the Subsidiaries, including accountants, lawyers or experts, in each case, as may be needed by Cannae Inc. or the Subsidiaries from time to time; (4) subject to Section 3.1(g) hereof, maintain Cannae Inc.’s and the Subsidiaries’ property and assets in the Ordinary Course of Business; (5) manage or oversee litigation, administrative or regulatory proceedings, investigations or any other reviews of Cannae Inc.’s and/or the Subsidiaries’ business or operations that may arise in the Ordinary Course of Business or otherwise, subject to the approval of the Board to the extent necessary in connection with the settlement, compromise, consent to the entry of an order or judgment or other agreement resolving any of the foregoing; (6) establish and maintain appropriate insurance policies with respect to Cannae Inc.’s and the Subsidiaries’ business and operations; (7) recommend to the Board the payment of dividends or other distributions on the equity interests of Cannae Inc.; (8) attend to the timely calculation and payment of taxes payable, and the filing of all taxes return due, by Cannae Inc. and the Subsidiaries; (9) make loans to, or arrange loans on behalf of, the Portfolio Companies; and (10) provide investment advice as requested from time to time by Cannae Inc. and the Subsidiaries.
(c)In connection with the performance of its obligations under this Agreement, the Manager shall be required to comply with Cannae Inc.’s internal policies and procedures regarding any actions requiring Board approval, as otherwise required by any Board (or any applicable committee thereof) or Cannae Inc.’s officers or as otherwise required by applicable law.

(d)In connection with the performance of the Services under this Agreement, the Manager shall be required to comply with Cannae Inc.’s internal compliance policies and procedures.

(e)In connection with the performance of the Services under this Agreement, the Manager shall have all necessary power and authority to perform, or cause to be performed, such Services on behalf of Cannae Inc. and the Subsidiaries.

(f)While the Manager is providing the Services under this Agreement, the Manager shall also be permitted to provide services, including services similar to the Services covered hereby, to other Persons, including Affiliates of the Manager. This Agreement and the Manager’s obligation to provide the Services under this Agreement shall not create an exclusive relationship between the Manager and its Affiliates, on the one hand, and Cannae Inc. and the Subsidiaries, on the other.

(g)For the avoidance of doubt, the Parties acknowledge and agree that the Manager shall not have custody (as defined in Rule 206(4)-2 under the Investment Advisers Act) of any assets of Cannae Inc. or the Subsidiaries.

    Section 3.2    Obligations of Cannae Inc.

(a)Cannae Inc. shall, and shall cause the Subsidiaries to, do all things reasonably necessary as requested by the Manager consistent with the terms of this Agreement to enable the Manager to fulfill its obligations under this Agreement.

(b)Cannae Inc. shall:
i.direct its officers and employees to act in accordance with the terms of this Agreement and the reasonable directions of the Manager in fulfilling the Manager’s obligations hereunder and allowing the Manager to exercise its powers and rights hereunder; and
ii.provide to the Manager all access, information and reports (including monthly management reports and all other relevant reports), which the Manager may reasonably require and on such dates as the Manager may reasonably require.

(c)Without the prior written consent of the Manager, Cannae Inc. shall not amend any provision of the LLC Agreement that adversely affects, either directly or indirectly, the rights of the Manager hereunder.

(d)Cannae Inc. agrees that, in connection with the performance by the Manager of its obligations hereunder, the Manager may recommend to Cannae Inc., and may engage in, transactions with any of the Manager’s Affiliates; provided, that any such transactions shall be subject to the authorization and approval of Cannae Inc.’s Cannae’s Related Person Transaction Committee and any other approval or consent required by applicable law. Cannae Inc. and Cannae LLC hereby acknowledge receipt of the Manager’s Form ADV Parts 2A and 2B.

(e)Cannae Inc. shall take any and all actions necessary to ensure that it does not engage in any activities that would cause Cannae Inc. to become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act, or any successor provision thereto.

    Section 3.3    Business Opportunities.

(a)Except to the extent otherwise agreed between the Manager and Cannae Inc., the Manager, its members (including any natural persons) and any of its covered Affiliates or employees may engage in or possess an interest in other investments, business ventures or entities of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the Investments or business of Cannae Inc., and may provide advice and other assistance to any such investment, business venture or entity, and Cannae Inc. shall have no rights by virtue of this Agreement in and to such investments, business ventures or entities or the income or profits derived therefrom, and the pursuit of any such investment or venture, even if competitive with the business of Cannae Inc. or the Subsidiaries, shall not be deemed wrongful or improper. None of the Manager, its members or any of its Affiliates or employees shall be obligated to present any particular investment or business opportunity to Cannae Inc. even if such opportunity is of a character that, if presented to Cannae Inc., could be taken by Cannae Inc. or its Subsidiaries, and the Manager, its members or any of its Affiliates or employees shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity. While information and recommendations supplied to Cannae Inc. and the Subsidiaries shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the policies of Cannae Inc. and the Subsidiaries, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others.

(b)Cannae Inc. acknowledges and agrees that (i) personnel and members of the Manager and its Affiliates may from time-to-time work on other projects and matters, and that conflicts may arise with respect to the allocation of personnel, (ii) there may be circumstances where the Manager and/or its members acquire knowledge of a potential transaction or matter which may be a corporate opportunity of Cannae Inc. or the Subsidiaries and the Manager, its members and/or its Affiliates, and such corporate opportunity may be pursued by the Manager, its members and/or its Affiliates or shared with other parties (in lieu of Cannae Inc. or the Subsidiaries), and (iii) the Manager, its members and/or its Affiliates may from time-to-time receive fees, compensation, profits interests and/or equity grants from third parties, including Portfolio Companies, for administrative or investment advisory services, or otherwise, and, while such fees, compensation and/or equity grants may give rise to conflicts of interest, Cannae Inc. and the Subsidiaries will not receive the benefit of any such fees, compensation, profits interest and/or equity grants. The Manager shall keep Cannae Inc.’s Related Person Transaction Committee reasonably informed on a periodic basis in connection with the foregoing.

    Section 3.4    Change of Services.

(a)Cannae Inc. and the Manager shall have the right at any time during the term of this Agreement (including any Automatic Renewal Term) to change the Services provided by the Manager, and any such changes shall in no way otherwise affect the rights or obligations of any Party hereunder.

(b)Any change in the Services shall be authorized in writing and evidenced by an amendment to this Agreement, as provided in Section 12.9 hereof. Unless otherwise agreed in writing, the provisions of this Agreement shall apply to all changes in the Services.

ARTICLE IV

POWERS OF THE MANAGER

    Section 4.1    Powers of the Manager.

(a)The Manager shall, subject to the oversight and supervision of the Board and the terms and conditions of this Agreement (including Section 3.1(g)), have general supervision of the day-to-day business of Cannae Inc. (and the Subsidiaries, as applicable), including general executive charge, management and control of the properties, business and operations of Cannae Inc. (and the Subsidiaries, as applicable), with all such powers as may reasonably be incident to such responsibilities. The Manager shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Manager by the Board.

(b)Subject to Section 4.2 and for purposes other than to delegate its duties and powers to perform the Services hereunder, the Manager shall have the power to engage agents (including real estate agents and managing agents), valuers, contractors and advisors (including accounting, financial, tax and legal advisors) that it deems necessary or desirable in connection with the performance of its obligations hereunder, which costs therefor shall be subject to reimbursement in accordance with Section 7.2 hereof.

    Section 4.2    Delegation. The Manager may, subject to applicable law, delegate or appoint:

(a)Any of its Affiliates as its agent, at its own cost and expense, to perform any or all of the Services hereunder; or

(b)Any other Person, whether or not an Affiliate of the Manager, as its agent, at its own cost and expense, to perform those Services hereunder which, in the sole discretion of the Manager, are not critical to the ability of the Manager to satisfy its obligations hereunder;

provided, however, that, in each case, the Manager shall not be relieved of any of its obligations or duties owed to Cannae Inc. or the Subsidiaries hereunder as a result of such delegation. The Manager shall be permitted to share information of Cannae Inc. and the Subsidiaries with its appointed agents subject to appropriate and reasonable confidentiality arrangements. For the avoidance of doubt, any reference to Manager herein shall include its delegates or appointees pursuant to this Section 4.2.
ARTICLE V

INSPECTION OF RECORDS

    Section 5.1    Books and Records of Cannae Inc. At all reasonable times and on reasonable notice, the Manager and any Person authorized by the Manager shall have access to, and the right to inspect, for any reasonable purpose, during the term of this Agreement (including any Automatic Renewal Term) and for a period of five (5) years after termination hereof, the books, records and data stored in computers and all documentation of Cannae Inc. and the Subsidiaries pertaining to all Services performed by the Manager or the Management Fee to be paid by Cannae LLC to the Manager, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.1.

    Section 5.2    Books and Records of the Manager. At all reasonable times and on reasonable notice, any Person authorized by Cannae Inc. shall have access to, and the right to inspect the books, records and data stored in computers and all documentation of the Manager pertaining to all Services performed by the Manager or the Management Fee to be paid by Cannae LLC to the Manager, in each case, hereunder. There shall be no cost or expense charged by any Party to another Party pursuant to the exercise of rights under this Section 5.2.

ARTICLE VI

AUTHORITY OF CANNAE INC.
AND THE MANAGER

Each Party represents to the others that it is duly authorized with full power and authority to execute, deliver and perform its obligations and duties under this Agreement. Cannae Inc. represents that the engagement of the Manager has been duly authorized by the Board and is in accordance with all governing documents of Cannae Inc.
ARTICLE VII

MANAGEMENT FEE; EXPENSES

    Section 7.1    Management Fee.

(a)Obligation. Subject to the terms and conditions set forth in this Section 7.1, for the term of this Agreement, including any Automatic Renewal Term, (i) the MSA Administrator shall calculate the fee payable to the Manager in accordance with this Section 7.1 (the “Management Fee”), and the components thereof, in accordance with Section 7.1(b) hereof and (ii) Cannae LLC shall pay the Management Fee to the Manager in accordance with Section 7.1(d) hereof.

(b)Calculation of Management Fee. Subject to Section 7.1(e) hereof, as payment to the Manager for performing Services hereunder during any Fiscal Quarter or any part thereof, the MSA Administrator, as of any Calculation Date with respect to such Fiscal Quarter, shall calculate, on or promptly following such Calculation Date, the Management Fee with respect to such Fiscal Quarter, which shall be equal to, as of such Calculation Date, (a) 0.375%, multiplied by (b) the Cost of Invested Capital as of such Calculation Date in the amount up to and equal to $2,500,000,000, plus (c) 0.3125%, multiplied by (d) the Cost of Invested Capital as of such Calculation Date in the amount in excess of $2,500,000,000; provided, however, that, with respect to the Fiscal Quarter in which this Agreement is terminated or the Cost of Invested Capital becomes more than or equal to $2,500,000,000, the Management Fee shall be calculated on a per day basis for such Fiscal Quarter (such amount so calculated in accordance with this proviso, the “Final Management Fee”).

(c)Adjustment of Management Fee. The amount of any Management Fee calculated in accordance with Section 7.1(b) hereof as of any Calculation Date shall be adjusted, on a dollar-for-dollar basis (such Management Fee, as adjusted, the “Adjusted Management Fee”), by the MSA Administrator immediately prior to the Management Fee Payment Date with respect to such Calculation Date (such date of adjustment, the “Adjustment Date”) as follows:

i.reduced, on a dollar-for-dollar basis, by the aggregate amount of all Over-Paid Management Fees, if any, existing as of such Calculation Date;
ii.increased, on a dollar-for-dollar basis, by the aggregate amount of all Under-Paid Management Fees, if any, existing as of such Calculation Date; and
iii.increased, on a dollar-for-dollar basis, by the aggregate amount of all accrued and unpaid Management Fees, if any, as of such Calculation Date, without duplication of any of the foregoing.

(d)Payment of Adjusted Management Fee. Following the MSA Administrator’s calculation of the Adjusted Management Fee, the MSA Administrator shall promptly deliver a copy of the Adjusted Management Fee to Cannae Inc.’s Related Person Transaction Committee and Cannae LLC. Following such delivery, subject to Section 7.1(f) hereof, Cannae LLC shall pay to the Manager, on the Management Fee Payment Date with respect to any Calculation Date, the Adjusted Management Fee as of such Calculation Date. Any such payment shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.

(e)Basis for Calculation of Management Fee and Adjusted Management Fee. The calculation of the Management Fee, including the components thereof, with respect to any Fiscal Quarter on any Calculation Date shall be based on (i) Cannae Inc.’s audited consolidated financial statements to the extent available, (ii) if audited consolidated financial statements are not available, then Cannae Inc.’s unaudited consolidated financial statements to the extent available, and (iii) if neither audited nor unaudited consolidated financial statements are available, then Cannae Inc.’s books and records then available; provided, that, with respect to any calculation of the Management Fee based on Cannae Inc.’s books and records, upon availability of the earlier of (x) Cannae Inc.’s audited consolidated financial statements and (y) Cannae Inc.’s unaudited consolidated financial statements, in each case, relating to amounts previously calculated on such Calculation Date by reference to Cannae Inc.’s books and records, the MSA Administrator shall recalculate (A) any Management Fees, and any components thereof, that were previously calculated based on such books and records and (B) any Adjusted Management Fees that were calculated based on such Management Fees, in each case, to determine if any Over-Paid Management Fee or Under-Paid Management Fee were outstanding as of such Calculation Date; provided, further, that the amount so recalculated shall be conclusive and binding on the Parties hereto and no further recalculations shall be required or permitted except that a further recalculation shall be required and performed (A) upon a demonstration of clear error with respect to any prior calculation or recalculation or (B) upon the restatement of the consolidated financial statements of Cannae Inc., or any amounts therein, underlying any prior calculation or recalculation, in each case, at any time. The calculation of Adjusted Management Fees, including the components thereof, as of any Adjustment Date shall be made based on information that is available as of such Adjustment Date; provided, that if any events occur after such Adjustment Date that would affect the amount of Adjusted Management Fees calculated as of such Adjustment Date, then the MSA Administrator shall recalculate Adjusted Management Fees as of such Adjustment Date to determine if any Over-Paid Management Fee or Under-

Paid Management Fee were created as of the Calculation Date immediately succeeding such Adjustment Date. The Parties acknowledge that all officer compensation of Cannae Inc. shall be borne at all times exclusively by Cannae Inc. and shall not be payable by the Manager under any circumstances. Notwithstanding the foregoing, the calculation of the Final Management Fee, including the components thereof, shall be made and based on Cannae Inc.’s unaudited consolidated financial statements for the applicable Fiscal Quarter when such unaudited consolidated financial statements are available; provided, that, once calculated, no further recalculation of Final Management Fee shall be required or permitted.

(f)Sufficient Liquidity. If Cannae LLC does not have sufficient liquid assets to timely pay the entire amount of the Management Fee due on any Management Fee Payment Date, Cannae LLC shall liquidate assets or Incur Indebtedness in order to pay such Management Fee in full on such Management Fee Payment Date; provided, that the Manager may elect, in its sole discretion by delivery of written notice to Cannae Inc. and Cannae LLC prior to such Management Fee Payment Date, to allow Cannae LLC to defer the payment of all or any portion of the Management Fee otherwise due and payable on such Management Fee Payment Date until the next succeeding Management Fee Payment Date. If the Manager elects to allow such a deferral of payment of the Management Fee, interest will be charged on such Management Fee at a rate equal to the “prime” rate, as announced from time to time by The Wall Street Journal, plus 2% per annum until the date of payment of such Management Fee by Cannae LLC to the Manager.

(g)Books and Records. The MSA Administrator shall maintain cumulative books and records with respect to the details of any calculations made pursuant to this Section 7.1, which records shall be available for inspection and reproduction at any time upon request by the Board and, if the Manager is not the MSA Administrator, the Manager.

    Section 7.2    Reimbursement of Expenses.

(a)Cannae LLC shall pay all of Cannae Inc.’s and Cannae LLC’s expenses and shall reimburse the Manager for documented expenses of the Manager incurred on Cannae Inc.’s and Cannae LLC’s behalf (collectively, the “Expenses”) excepting those expenses that are specifically the responsibility of the Manager as set forth herein. Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as Cannae Inc.’s or Cannae LLC’s expenses, together with the following:

i.costs and expenses associated with the issuance and transaction costs incident to the acquisition, disposition and financing of Investments;
ii.costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for Cannae Inc. and the Subsidiaries by providers retained by the Manager or, if provided by the Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;
iii.the compensation and expenses of Cannae Inc.’s officers and directors and the cost of liability insurance to indemnify Cannae Inc.’s directors and officers;
iv.costs associated with the establishment and maintenance of any of Cannae Inc.’s or any Subsidiary’s credit or other indebtedness of Cannae Inc. or any Subsidiary (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of Cannae Inc.’s or any Subsidiary’s securities offerings;
v.expenses connected with communications to holders of Cannae Inc.’s or any Subsidiary’s securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by Cannae Inc. to any transfer agent and registrar in connection with the listing and/or trading of Cannae Inc.’s stock on any exchange, the fees payable by Cannae Inc. to any such exchange in connection with its listing, costs of preparing, printing and mailing Cannae Inc.’s annual report to its stockholders and proxy materials with respect to any meeting of Cannae Inc.’s stockholders, including compensation and expenses of Cannae Inc.'s officers and directors;
vi.costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used by Cannae Inc. and/or the Subsidiaries;
vii.expenses incurred by managers, officers, personnel and agents of the Manager for travel on Cannae Inc.’s or any Subsidiary’s behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager while providing the Services;
viii.costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;
ix.compensation and expenses of Cannae Inc.’s transfer agent, if any;
x.the costs of maintaining compliance with all U.S. federal, state and local rules and regulations or those of any other regulatory agency;
xi.all taxes and license fees;
xii.all insurance costs incurred in connection with the operation of Cannae Inc.’s and the Subsidiaries’ business, except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;
xiii.all other costs and expenses relating to Cannae Inc.’s and the Subsidiaries’ business;
xiv.expenses relating to any office(s) or office facilities, including, but not limited to disaster backup recovery sites and facilities, maintained for Cannae Inc. and the Subsidiaries or Investments separate from the office or offices of the Manager;
xv.expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of

Cannae Inc.’s or any Subsidiary’s securities, including, without limitation, in connection with any dividend reinvestment plan;
xvi.any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against Cannae Inc. or any of the Subsidiaries, or against any trustee, director, partner, member or officer of Cannae Inc. or of any of the Subsidiaries in his, her or its capacity as such for which Cannae Inc. or any of the Subsidiaries is required to indemnify such Person by any court or governmental agency;
xvii.Cannae Inc.’s pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses attributable to the personnel of the Manager and its Affiliates required for the operations of Cannae Inc. and the Subsidiaries; and
xviii.all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

(b)Any Expense reimbursement shall be made upon demand by the Manager in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.
(c)Except as otherwise provided for in this Section 7.2, all reimbursements made pursuant to this Section 7.2 shall be reviewed by Cannae Inc.’s Related Person Transaction Committee on an annual basis in connection with the preparation of Cannae Inc.’s year-end audited consolidated financial statements. If Cannae Inc.’s Related Person Transaction Committee identifies any discrepancy in such reimbursements, then Cannae Inc.’s Related Person Transaction Committee, on behalf of Cannae Inc. and Cannae LLC, and the Manager shall mutually resolve such discrepancy.

ARTICLE VIII

TERMINATION

    Section 8.1    Termination by the Manager. The Manager may resign and terminate this Agreement at any time with 180 days’ prior written notice to Cannae Inc. of the Manager’s intention to terminate this Agreement (the “Manager Termination Notice”), which right shall not be contingent upon the finding of a replacement manager. However, if the Manager resigns, until the date upon which the resignation becomes effective, the Manager shall, upon request of the Board, use reasonable efforts to assist the Board to find a replacement manager at no cost and expense to Cannae Inc. If Cannae Inc. has not found a replacement manager by the 150th day after the date of delivery of the Manager Termination Notice, then Cannae Inc. shall have the right to extend the termination date by another 180 days or until the replacement manager has been in place for thirty (30) days.

    Section 8.2    Termination by Cannae Inc. Cannae Inc. may terminate this Agreement if, at any time;

(a)there is a finding by a court of competent jurisdiction in a final, non-appealable order that (1) the Manager materially breached the terms of this Agreement and such breach continued unremedied for sixty (60) days after the Manager received written notice from Cannae Inc. setting forth the terms of such breach, or (2) the Manager (x) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under this Agreement or (y) engaged in fraudulent or dishonest acts in connection with the business and operations of Cannae Inc.;

(b)there is a finding by a court of competent jurisdiction in a final, non-appealable order that the Manager is demonstrably and materially incapable of performing its duties and obligations under this Agreement;

(c)a majority of the Board votes to terminate this Agreement; or

(d)William P. Foley II is (i) determined by a court of competent jurisdiction to be incapacitated or (ii) deceased.

    Section 8.3    Directions. If an election is made to terminate this Agreement pursuant to Section 8.2 hereof, Cannae Inc. shall deliver to the Manager prior written notice of Cannae Inc.’s intention to terminate this Agreement (the “Termination Notice”) designating the date on which the Manager shall cease to provide Services under this Agreement, and this Agreement shall terminate on such date (the “Termination Date”). If the election to terminate this Agreement is made pursuant to Section 8.2(c) or Section 8.2(d), Cannae Inc. shall deliver the Termination Notice not less than 180 days prior to the Termination Date. During the period between Cannae Inc.’s delivery of the Termination Notice and the Termination Date, the Manager shall continue to perform its duties and obligations as Manager under this Agreement and take all actions necessary to execute an orderly transition of the management of Cannae Inc.’s assets and bring the appointment of the Manager to an end. In addition, the Manager shall, at Cannae Inc.’s expense, deliver to any new manager or Cannae Inc. any books or records held by the Manager under this Agreement and shall execute and deliver such instruments and do such things as may reasonably be required to permit new management of Cannae Inc. to effectively assume its responsibilities.

    Section 8.4    Payments Upon Termination.

(a)Notwithstanding anything in this Agreement to the contrary, the fees, costs and expenses payable to the Manager pursuant to Article VII hereof shall be payable to the Manager upon, and with respect to, the termination of this Agreement pursuant to this Article VIII. All payments made pursuant to this Section 8.4(a) shall be made in accordance with Article VII hereof.

(b)Upon termination of this Agreement pursuant to the events set forth in Section 8.2(c) or Section 8.2(d) hereof and provided that there shall not have been an announcement (or closing) of a Change in Control event of Cannae, Inc., Cannae LLC shall pay the Termination Fee Prior to a Change in Control to the Manager. Any payments made pursuant to this Section 8.4(b) shall be made in U.S. dollars by wire transfer in immediately available funds to an account or accounts designated by the Manager from time to time.

(c)Upon termination of this Agreement pursuant to the events set forth in Section 8.1 hereof, Cannae LLC shall pay the Gross Carry Amount on the Built-In Gain to the Manager in compliance with the terms of the LLC Agreement.

(d)Subject to Section 8.4(a) hereof and provided that there shall not have been an announcement (or closing) of a Change in Control event of Cannae, Inc., no Termination Fee Prior to a Change in Control shall be due or payable by Cannae LLC to the Manager upon termination of this Agreement pursuant to any of the events set forth in Section 8.1 (subject to Section 8.4(c) hereof), Section 8.2(a) or Section 8.2(b) hereof.

    Section 8.5    Change in Control of Cannae Inc. For the avoidance of doubt, upon a Change in Control of Cannae Inc., this Agreement shall not terminate, and any subsequent termination of this Agreement (which, if done by Cannae Inc. for any reason other than pursuant to 8.2(a) or 8.2(b), shall require payment of the Termination Fee Following a Change in Control by Cannae LLC) shall be only in accordance with the terms of this Agreement.

ARTICLE IX

INDEMNITY

    Section 9.1    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of Cannae Inc. Subject to Section 9.3 hereof, Cannae Inc. shall indemnify the Manager and any Affiliate, employee, consultant or agent thereof (each, a “Manager Indemnitee”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by each Manager Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Cannae Inc.), by reason of the fact that such Manager Indemnitee is or was the Manager, or is or was acting on behalf of the Manager pursuant to this Agreement, if such Manager Indemnitee acted in good faith and in a manner such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc. and, with respect to any criminal action or proceeding, such Manager Indemnitee had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Manager Indemnitee did not act in good faith and in a manner which such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc., and, with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

    Section 9.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of Cannae Inc. Subject to Section 9.3 hereof, Cannae Inc. shall indemnify a Manager Indemnitee against expenses (including attorneys’ fees) actually and reasonably incurred by such Manager Indemnitee in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of Cannae Inc. to procure a judgment in its favor by reason of the fact that such Manager Indemnitee is or was the Manager, or is or was acting on behalf of the Manager pursuant to this Agreement, if such Manager Indemnitee acted in good faith and in a manner such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc.; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Manager Indemnitee shall have been adjudged to be liable to Cannae Inc. unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Manager Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    Section 9.3    Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by Cannae Inc. only as authorized in the specific case upon a determination that indemnification of a Manager Indemnitee is proper in the circumstances because such Manager Indemnitee has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 hereof, as the case may be. Such determination shall be made (a) by a majority vote of the Board or (b) if a majority of the Board so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of Cannae Inc. To the extent, however, that a Manager Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such Manager Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Manager Indemnitee in connection therewith, without the necessity of authorization in the specific case.

    Section 9.4    Good Faith Defined. For purposes of any determination under Section 9.1 or 9.2 hereof, a Manager Indemnitee shall be deemed to have acted in good faith and in a manner such Manager Indemnitee reasonably believed to be in or not opposed to the best interests of Cannae Inc., or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe its conduct was unlawful, if its action is based on the records or books of account of Cannae Inc., or on information supplied to such Manager Indemnitee by the officers of Cannae Inc. in the course of their duties, or on the advice of legal counsel for Cannae Inc. or on information or records given or reports made to Cannae Inc. by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by Cannae Inc. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a Manager Indemnitee may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2 hereof, as the case may be.

    Section 9.5    Indemnification by a Court. Notwithstanding any contrary determination made in any specific case under Section 9.3 hereof, and notwithstanding the absence of any determination made thereunder, a Manager Indemnitee may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 9.l and 9.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of such Manager Indemnitee is proper in the circumstances because such Manager Indemnitee has met the applicable standards of conduct set forth in Section 9.1 or 9.2 hereof. Neither a contrary determination in the specific case under Section 9.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such Manager Indemnitee has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.5 shall be given to Cannae Inc. promptly upon the filing of such application. If successful, in whole or in part, such Manager Indemnitee shall also be entitled to be paid the expense of prosecuting such application.

    Section 9.6    Expenses Payable in Advance. Expenses incurred by a Manager in defending or investigating a threatened or pending action, suit or proceeding shall be paid by Cannae Inc. in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Manager Indemnitee to repay such amount if it shall ultimately be determined that such Manager Indemnitee is not entitled to be indemnified by Cannae Inc. as authorized in this Article IX.

    Section 9.7    Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which a Manager Indemnitee may be entitled under any bylaw of Cannae Inc., agreement, contract, vote of the stockholders of Cannae Inc. or disinterested directors of Cannae Inc. or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, it being the policy of Cannae Inc. that indemnification of a Manager pursuant to Sections 9.1 and 9.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of a Manager Indemnitee if Cannae Inc. has the power or obligation to indemnify under the provisions of the laws of the State of Nevada or otherwise.

    Section 9.8    Insurance. Cannae Inc. shall purchase and maintain insurance on behalf of the Manager Indemnitees against any liability asserted against a Manager Indemnitee and incurred by a Manager Indemnitee whether or not Cannae Inc. would have the power or the obligation to indemnify the manager against such liability under the provisions of this Article IX.

    Section 9.9    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall,

unless otherwise provided when authorized or ratified, continue as to a person or entity who has ceased to be a Manager Indemnitee and shall inure to the benefit of the heirs, executors, administrators and successors or permitted assigns of such a person or entity.

    Section 9.10    Secondary Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article IX shall not be deemed exclusive of any other rights to which those persons or entities provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of the stockholders of Cannae Inc. or disinterested directors of Cannae Inc. or otherwise, both as to action in such person’s or entity’s official capacity and as to action in another capacity while holding such office or position. Notwithstanding the foregoing, it is acknowledged that certain persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Manager or one or more of the Affiliates of the Manager other than Cannae Inc. (any of such entities, together with their affiliates (other than Cannae Inc.), the “Manager Sponsors”) as an employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which Cannae Inc. and the Manager Sponsors intends to be secondary to the primary obligation of Cannae Inc. to provide indemnification as provided herein. The Manager Sponsors shall be third-party beneficiaries of this Section 9.10, having the rights to enforce this Section 9.10.

ARTICLE X

LIMITATION OF LIABILITY OF THE MANAGER

Section 10.1    Limitation of Liability. The Manager shall not be liable for, and Cannae Inc. shall not take, or permit to be taken, any action against the Manager to hold the Manager liable for, any error of judgment or mistake of law or for any loss suffered by Cannae Inc. or the Subsidiaries (including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Manager’s duties under this Agreement, except for a loss resulting from gross negligence, willful misconduct, bad faith or reckless disregard on the part of the Manager in the performance of its duties and obligations under this Agreement, or its fraudulent or dishonest acts with respect to Cannae Inc. or any of the Subsidiaries. Nothing contained in this Section 10.1 or any other provision of this Agreement that limits the legal rights of Cannae Inc. shall constitute a waiver by Cannae Inc. of any of its legal rights under applicable Federal Securities Laws or any other laws whose applicability is not permitted to be contractually waived.

    Section 10.2    Reliance of Manager. The Manager may take and may act and rely upon:

(a)the opinion or advice of legal counsel, which may be in-house counsel to Cannae Inc. or the Manager, any U.S.-based law firm, or other legal counsel reasonably acceptable to the Board, in relation to the interpretation of this Agreement or any other document (whether statutory or otherwise) or generally in connection with Cannae Inc.;

(b)advice, opinions, statements or information from bankers, accountants, auditors, valuation consultants and other Persons consulted by the Manager who are in each case believed by the Manager in good faith to be expert in relation to the matters upon which they are consulted; and

(c)any other document provided to the Manager in connection with Cannae Inc. or the Subsidiaries upon which it is reasonable for the Manager to rely.

The Manager shall not be liable for anything done, suffered or omitted by it in good faith in reliance upon such opinion, advice, statement, information or document.
ARTICLE XI

LEGAL ACTIONS

    Section 11.1    Third Party Claims.

(a)The Manager shall notify Cannae Inc. promptly of any claim made by any third party in relation to the assets of Cannae Inc. and shall send to Cannae Inc. any notice, claim, summons or writ served on the Manager concerning Cannae Inc.

(b)The Manager shall not, without the prior written consent of the Board, purport to accept or admit any claims or liabilities of which it receives notification pursuant to Section 11.1(a) hereof on behalf of Cannae Inc. or make any settlement or compromise with any third party in respect of Cannae Inc.

ARTICLE XII

MISCELLANEOUS

    Section 12.1    Obligation of Good Faith; No Fiduciary Duties. The Manager shall perform its duties under this Agreement in good faith and for the benefit of Cannae Inc. The relationship of the Manager to Cannae Inc. is as an independent contractor and nothing in this Agreement shall be construed to impose on the Manager an express or implied fiduciary duty except to the extent such duty may be imposed under the Investment Advisers Act.

    Section 12.2    Binding Effect. This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

    Section 12.3    Compliance. The Manager shall (and must ensure that each of its officers, agents and employees) comply with any law, including the Federal Securities Laws and the securities laws of any applicable jurisdiction and the New York Stock Exchange (or any successor thereto) rules and regulations, in each case, as in effect from time to time, to the extent that it concerns the functions of the Manager under this Agreement.

    Section 12.4    Effect of Termination. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect during the Initial Term and any Automatic Renewal Term thereafter until termination hereof in accordance with Article VIII. The obligations of Cannae Inc. set forth in Articles VIII and IX and Sections 7.2, 10.1, 12.5, 12.9 and 12.17 hereof shall survive such termination of this Agreement, subject to applicable law.

    Section 12.5    Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to Cannae Inc., to:

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134
Fax: (702) 234-3251
Attention: Executive Vice President, General Counsel and Corporate Secretary

If to the Manager, to:
Trasimene Capital Management, LLC
1701 Village Center Circle
Las Vegas, Nevada 89134
Fax: (702) 234-3251
Attention: Chief Compliance Officer
or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

    Section 12.6    Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

    Section 12.7    Applicable Law. This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

    Section 12.8    Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of Nevada, County of Clark and City of Las Vegas or in the United States District Court for the District of Nevada and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 12.5 hereof; such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Nevada for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 12.8 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.
The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.
Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.8.
    Section 12.9    Amendment; Waivers. No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced; provided, that any amendment of Article VII shall not be effective as to any Party hereto unless at least at least seventy-five percent (75%) of the Board votes in favor of approving such amendment. Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof. The Manager began conducting business as of December 31, 2019. The parties agree that the effective date of the Original MSA is December 31, 2019.

    Section 12.10    Remedies to Prevailing Party. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

    Section 12.11    Severability. Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Management Fee described in Article VII hereof are not severable.

    Section 12.12    Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or permitted assigns, other than an indemnified Person, including any Manager Sponsor, pursuant to Article IX, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person, other than an indemnified Person, including any Manager Sponsor, pursuant to Article IX.

    Section 12.13    Further Assurances. Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement.

    Section 12.14    No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

    Section 12.15    Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement. Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

    Section 12.16    Assignment. This Agreement shall not be assigned (as such term is interpreted by the SEC under the Investment Advisers Act) by either Party without the prior written consent of the other Party.

    Section 12.17    Confidentiality.

(a)The Manager shall not, and the Manager shall cause its Affiliates and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information involving or relating to (x) Cannae Inc., including any information contained in the books and records of Cannae Inc. and (y) the Subsidiaries, including any information contained in the books and records of any such Subsidiaries; provided, however, that disclosure and use of any information shall be permitted (i) with the prior written consent of Cannae Inc., (ii) as, and solely to the extent, necessary or required for the performance by the Manager, any of its Affiliates or its delegates of any of their respective obligations under this Agreement, (iii) as, and to the extent, necessary or required in the operation of Cannae Inc.’s business or operations in the Ordinary Course of Business, (iv) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 12.17 by the Manager or any of its Affiliates), (v) as, and to the extent, necessary or required by any governmental order, applicable law or any governmental authority, subject to Section 12.17(c), and (vi) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement or any other agreement between the Manager and Cannae Inc. or any of the Subsidiaries.

(b)For the avoidance of doubt, confidential information includes business plans, financial information, operational information, strategic information, legal strategies or legal analysis, formulas, production processes, lists, names, research, marketing, sales information and any other information similar to any of the foregoing or serving a purpose similar to any of the foregoing with respect to the business or operations of Cannae Inc. or any of the Subsidiaries. However, the Parties are not required to mark or otherwise designate information as “confidential or proprietary information,” “confidential” or “proprietary” in order to receive the benefits of this Section 12.17.

(c)In the event that the Manager is required by governmental order, applicable law or any governmental authority to disclose any confidential information of Cannae Inc. or any of the Subsidiaries that is subject to the restrictions of this Section 12.17, the Manager shall (i) notify Cannae Inc. or any of the Subsidiaries in writing as soon as possible, unless it is otherwise affirmatively prohibited by such governmental order, applicable law or such governmental authority from notifying Cannae Inc. or any such Subsidiaries, as the case may be, (ii) cooperate with Cannae Inc. or any such Subsidiaries to preserve the confidentiality of such confidential information consistent with the requirements of such governmental order, applicable law or such governmental authority and (iii) use its reasonable best efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such governmental order, applicable law or such governmental authority, in each case, at the sole cost and expense of Cannae Inc.

(d)Nothing in this Section 12.17 shall prohibit the Manager from keeping or maintaining any copies of any records, documents or other information that may contain information that is otherwise subject to the requirements of this Section 12.17, subject to its compliance with this Section 12.17.

(e)The Manager shall be responsible for any breach or violation of the requirements of this Section 12.17 by any of its agents or representatives.

    Section 12.18    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amended and Restated Management Services Agreement as of the date first written above.

CANNAE HOLDINGS, INC.
By:     /s/ Richard N. Massey
Name: Richard N. Massey
Title: Chief Executive Officer

CANNAE HOLDINGS, LLC
By:    /s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Managing Director, General Counsel and Corporate Secretary

TRASIMENE CAPITAL MANAGEMENT, LLC
By:     /s/ William P. Foley, II
Name: William P. Foley, II
Title: Managing Member
[Signature Page to Amended and Restated Management Services Agreement]